ANNUAL OFFICER'S CERTIFICATE


                           WORLD OMNI FINANCIAL CORP.



         The undersigned, duly authorized representative of World Omni Financial Corp. ("WOFCO"), as Servicer, pursuant to Section 3.03 of the Second Amended and Restated Servicing Agreement dated as of July 1, 1994, as amended by Amendment No. 1 to Second Amended and Restated Servicing Agreement dated September 23, 1998 and as supplemented by:

          1.  Supplement  1997-A to Servicing  Agreement dated May 1, 1997,
          2.  Supplement  1997-B to Servicing  Agreement dated October 1, 1997,
          3.  Supplement  1998-A to Servicing  Agreement dated October 1, 1998,
          4. Supplement AL-1997 to Servicing Agreement, dated December 30, 1997, Amended and Restated as of May 4, 1998,
          5. Supplement AL-1997-RR to Servicing Agreement, dated December 30, 1997, Amended and Restated as of May 4, 1998,
          6.  Supplement AL-1998 to Servicing Agreement, dated December 22,
              1998,
          7. Supplement AL-1998-RR to Servicing Agreement, dated December 22, 1998,
          8.  and Supplement 1999-A to Servicing Agreement dated August 1,
              1999,

all between VT Inc., as Trustee of World Omni LT and WOFCO, (as amended and supplemented, the "Agreement"), does hereby certify that a review of the activities of the Servicer during the period from January 1, 1999 through December 31, 1999, has been made under my supervision with a view to determining whether during such period the Servicer has performed and observed all of its obligations under the Agreement. To the best of my knowledge, no default by the Servicer under the Agreement has occurred and is continuing.

         Capitalized terms used but not defined herein are used as defined in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 2000.


                                    By:________________________________
                                       Name:   Alan J. Browdy
                                       Title:  Vice President Accounting,
                                               Corporate Controller




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